UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1844

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	MNI	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.03	Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On February 13, 2020, the Company and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Company has requested joint administration of the Chapter 11 Cases under the caption In re: The McClatchy Company, et al., Case No. 20-10418.

The Company will continue to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Company intends to continue to operate its businesses in the ordinary course during the pendency of the Chapter 11 Cases. To ensure continuation of ordinary course operations including maintenance of the Company’s employee wage and benefit programs, the Company filed customary “first day” motions with the Bankruptcy Court.

Debtor-In-Possession Financing

To ensure access to sufficient liquidity throughout the Chapter 11 Cases, the Debtors filed a motion seeking authority to execute, enter into and perform under a proposed Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) among Encina Business Credit, LLC (“EBC”), as administrative agent for each member of the Lender Group and the Bank Product Providers, the Company, as a debtor and debtor-in-possession, and certain of the Borrowers party thereto, whereby EBC has committed to provide approximately $50 million in debtor-in-possession financing, which, coupled with the Company’s normal operating cash flows, provides sufficient liquidity for the Company and all of its local news outlets to operate as usual and fulfill ongoing commitments to stakeholders.

The proposed DIP Credit Agreement provides for a secured debtor-in-possession credit facility (the “DIP Facility”) consisting of a new revolving loan facility in an aggregate principal amount of approximately $50 million, which will be in the form of revolving loans or, subject to a sub-limit of $3.5 million, in the form of letters of credit. Our obligations under the proposed DIP Facility will be guaranteed by all of our assets, whether now existing or hereafter acquired. The scheduled maturity date of the proposed DIP Facility will be the eighteen-month anniversary following the Closing Date (as defined in the DIP Credit Agreement).

The proposed DIP Credit Agreement contains customary representations, warranties and covenants that are typical and customary for debtor-in-possession facilities of this type, including, but not limited to specified restrictions on indebtedness, liens, guarantee obligations, mergers, acquisitions, consolidations, liquidations and dissolutions, sales of assets, leases, payment of dividends and other restricted payments, voluntary payments of other indebtedness, investments, loans and advances, transactions with affiliates, sale and leaseback transactions and compliance with case milestones. The proposed DIP Credit Agreement also contains customary events of default, including as a result of certain events occurring in the Chapter 11 Cases. The proposed DIP Credit Agreement is subject to approval by the Court and will be subject to customary conditions precedent.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the final, executed documents memorializing the DIP Facility, as approved by the Court.

Item 2.02	Results of Operations and Financial Condition.

In connection with the filing of the Chapter 11 Cases, the Company issued a press release on February 13, 2020 (the “February 13 Press Release”), which includes, among other things, the Company’s preliminary estimated financial results for the fourth fiscal quarter ended December 29, 2019. A copy of the February 13 Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.03 of this Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases above constituted an event of default, and caused the automatic and immediate acceleration of all debt outstanding under or in respect of a number of instruments and agreements relating to direct financial obligations of certain of the Debtors (the “Debt Instruments”). The material Debt Instruments include:

Junior Lien Term Loan Credit Agreement

•

$157.1 million principal amount outstanding, plus accrued and unpaid interest, fees and other expenses arising under or in connection with the Junior Lien Term Loan Credit Agreement, dated as of July 16, 2018, among the Company, the lenders party thereto, the guarantors party thereto and the Bank of New York Mellon (the “Junior Lien Term Loan Facility”), governing the 7.795% junior term loan due in 2030;

Outstanding Notes

•

$262.9 million principal amount outstanding, plus accrued and unpaid interest, fees and other expenses arising under or in connection with the indenture, dated as of July 16, 2018, among the Company, the subsidiary guarantors party thereto and the Bank of New York Mellon Trust Company, N.A., governing the 9.000% senior secured notes due in 2026;

•

$268.4 million principal amount outstanding, plus accrued and unpaid interest, fees and other expenses arising under or in connection with the Junior Lien Term Loan Facility, governing the 6.875% senior secured junior lien notes due in 2031;

•	$7.1 million principal amount outstanding, plus accrued and unpaid interest, fees and other expenses arising under or in connection with the Company’s 7.150% debentures due in 2027; and

•	$7.8 million principal amount outstanding, plus accrued and unpaid interest, fees and other expenses arising under or in connection with the Company’s 6.875% debentures due in 2029;

The instruments and agreements relating to the Debt Instruments described above provide that as a result of the commencement of the Chapter 11 Cases, the principal amount, together with accrued and unpaid interest thereon, and in case of the indebtedness outstanding under each of the indentures described above, premium, if any, thereon, shall be immediately due and payable. Any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the debt instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

Ongoing Negotiations on Proposed Plan of Reorganization

The Chapter 11 filing provides immediate protection to the Company, which will continue to operate in the ordinary course of business as it pursues approval of a proposed restructuring plan with its secured lenders, bondholders, and the Pension Benefit Guaranty Corporation (the “PBGC”). The Company has included lenders holding approximately 87 percent of the Company's 9.000% Senior Secured Notes due 2026 (the “First Lien Notes”) in these confidential discussions.

In summary, the Company’s proposed plan of reorganization, which has been submitted to creditors for approval, provides:

•

The Company’s existing First Lien Notes will be exchanged for new first lien notes in an amount not more than a principal balance of $217.9M, secured by the same collateral, having the same maturity and accruing interest at a rate of 10% per annum;

•

The Company’s largest holder of secured debt, including First Lien Notes, the loans made under the Company’s Junior Lien Term Loan Credit Agreement dated as of July 16, 2018 (the “Second Lien Term Loans”), and the 6.875% Senior Secured Junior Lien Notes due 2031 (the Third Lien Notes”)  will receive $81 million of secured debt subordinate to the new first lien notes in exchange for a portion of its existing First Lien Notes and a commitment to provide the Company with $30 million of exit financing (such subordinated debt to accrue payment-in-kind interest of 12.5% or cash-pay interest of 10%, depending on the Company’s ratio of leverage to adjusted EBITDA);

•

The Company’s existing Second Lien Term Loans and Third Lien Notes will be extinguished in exchange for 97% of the equity ownership of the Company, subject to dilution for management incentives and certain warrants for up to 2.5% of the equity ownership of the Company;

•	Certain creditors who are no longer part of the Company’s go-forward operations will share, pro rata, in a pool of $3 million or warrants to acquire up to 2.5% of the equity ownership of the Company;

•	The Company’s existing equity will be cancelled; and

•

The Company will seek the Bankruptcy Court’s authority to terminate its qualified pension plan, and appoint PBGC as the plan’s trustee. Under a plan termination, PBGC would continue to pay the Company’s qualified pension plan participants their benefits, subject to federal statutory limits. Under current regulations, McClatchy believes that such a solution would not have an adverse impact on qualified pension benefits for substantially all plan participants. The Company proposes to settle its liabilities in connection with the qualified pension plan by paying PBGC $3.3 million each year for ten years and 3% of the equity ownership of the Company.

The terms of the Plan represent the Company’s good faith proposal to restructure its existing obligations. As previously announced, the Company has been negotiating such proposals with its largest stakeholders for some time. Certain issues, summarized below, represent the most recent bargaining position of certain of those parties.

•

First, while the PBGC has not indicated that it disputes that the qualified pension satisfies the standards for termination, the PBGC has requested a materially larger stream of cash payments over ten years and a materially larger percentage of equity ownership in the Company in settlement of the PBGC’s claims relating to termination of the qualified pension plan; and

•	Second, the parties continue to negotiate the final details surrounding governance and senior management.

In order to enhance the likelihood that the parties can achieve a consensual resolution, McClatchy has requested that the Bankruptcy Court approve procedures for an independent mediator to be appointed to facilitate and supervise the parties’ continuing restructuring negotiations. However, there can be no assurance that the ongoing discussions with our creditors will result in a plan of reorganization consistent with the terms described herein or that such a plan of reorganization will be approved by the Court.

McClatchy has advised the NYSE American of the filing. Since the Company does not anticipate emerging as a public company, but rather as a private company, it expects the NYSE American and the Company will begin the process to remove its listing from the exchange.

The February 13 Press Release includes additional information on the Chapter 11 Cases including a website where investors can find additional information about the Chapter 11 process, as well as, additional information on the status of the negotiations of the proposed plan of reorganization including the most recent bargaining positions on certain of the parties to the negotiations. A copy of the February 13  Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information being furnished in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such statements are subject to risks and uncertainties that could cause results to differ materially from the Company’s expectations, including the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations; the Company’s ability to obtain debtor-in-possession financing and the amount, terms and conditions of any such financing; uncertainty associated with evaluating and completing any strategic alternatives as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; risks and uncertainties relating to the completion of definitive documentation in connection with the Term Sheet or any other proposal discussed herein, and the Company’s ability to confirm and implement any plan; the effects of disruption from the Chapter 11 Cases making it more difficult to maintain business and operational relationships, to retain key executives and to maintain various licenses and approvals necessary for the Company to conduct its business; the consequences of the acceleration of the Company’s debt obligations; risks related to the trading of the Company’s securities on the OTC Pink Market; as well as the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018, as updated in the Company’s subsequently filed Quarterly Reports on Form 10-Q. While it is not the Company’s preferred outcome, in the event that the various stakeholders cannot agree to a timely and viable plan of reorganization, the Company would likely be required to consider other alternatives, including a competitive marketing process in order to obtain the maximum recovery for all of its stakeholders. While the Company makes these statements in good faith, neither the Company nor its management can guarantee that anticipated future results will be achieved. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1

Form of Debtor-in-Possession Credit Agreement, dated February 12, 2020, among Encina Business Credit, LLC, as administrative agent for each member of the Lender Group and the Bank Product Providers, the Company, as a debtor and debtor-in-possession, and certain of the Borrowers party thereto.

99.1	Press release dated February 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 13, 2020		The McClatchy Company

	By:	/s/R. Elaine Lintecum
By: R. Elaine Lintecum Chief Financial Officer